UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2011 (May 19, 2011)

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300
Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 19, 2011, the Company held its 2011 annual meeting of stockholders. The stockholders elected all of the Company’s nominees for director, approved the amendment to the Company’s 2010 Long Term Incentive Plan, and ratified the appointment of Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011.

(1) Proposal One: Election of directors to serve until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified, or until their earlier resignation or removal. Each director was elected as follows:

Name	For	Withhold	Broker Non-Votes
John W. Chisholm	17,261,614	301,454	16,097,081
L. Melvin Cooper	17,416,018	147,050	16,097,081
Kenneth T. Hern	14,064,815	3,498,253	16,097,081
L.V. “Bud” McGuire	16,858,665	704,403	16,097,081
John S. Reiland	14,012,538	3,550,530	16,097,081
Richard O. Wilson	14,064,040	3,499,028	16,097,081

(2) Proposal Two: Approval of the amendment to the Company’s 2010 Long Term Incentive Plan. The amendment to the Company’s Long Term Incentive Plan was approved as follows:

For	Against	Abstain	Broker Non-Votes
10,866,110	6,596,935	100,022	16,097,081

(3) Proposal Three: Ratification of appointment of Hein & Associates LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011. The appointment of Hein & Associates LLP was ratified as follows.

For	Against	Abstain
32,402,907	1,097,103	160,138

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: May 20, 2011	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President, Finance and Strategic Planning